Exhibit 3.14

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:22 PM 03/31/2014
FILED 04:22 PM 03/31/2014
SRV 140408339 - 5508429 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is Q. Investment Properties Sunshine, LLC

Second: The address of its registered office in the State of Delaware is 2711 Centeville Road, Suite 400 in the City of Wilmington, Zip code 19808. The name of its Registered agent at such address is Corporation Service Company.

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution; “The latest date on which the limited liability company is to dissolve is                                                .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 31st day of March, 2014.

By:	/s/ Shirley E. Goza
Authorized Person (s)

Name:	Shirley E. Goza

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:49 PM 07/09/2014
FILED 04:49 PM 07/09/2014
SRV 140935940 - 5508429 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Q Investment Properties Sunshine, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Name: The name of the Limited Liability Company formed and continued hereby is QTS Investment Properties Chicago, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 9th day of July, A,D, 2014 .

By:	/s/ Shirley E. Goza
Authorized Person(s)

Name:	Shirley E. Goza
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